9/19/94








                             CONSULTING AGREEMENT
                             --------------------



                                    between


                                 Designs, Inc.

                                      and

                               Stanley I. Berger




                               December 21, 1994

                              CONSULTING AGREEMENT
                              --------------------

     THIS CONSULTING AGREEMENT made as of this 21st day of December, 1994 by and between Designs, Inc., a Delaware corporation (the "Company"), and Stanley I. Berger of Chestnut Hill, Massachusetts (the "Consultant").

                                  WITNESSETH:

     WHEREAS, the Consultant has heretofore been employed as a senior executive officer of the Company for more than seventeen years;
     WHEREAS, the Company wishes to retain the Consultant to perform consulting services with respect to the Company's merchandising and merchandising policies for its business; and
     WHEREAS, the Consultant is willing to perform such services for the consideration and on the terms set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Company and the Consultant hereby agree as follows:
     1. Scope of Services. The Consultant shall provide consulting services to the Company with respect to its business (the "Work"). In performing the Work, the Consultant shall report to, and act under the direction of, the President of the Company or such other person(s) as the Company may designate.
     2. Performance of Services. During the term of this Agreement, the Consultant shall devote an average of at least 4 days per week to the Work. The Consultant shall use his best efforts in performing the Work.
     3. Term. The term of this Agreement shall commence on the date hereof and shall expire at the close of business on December 20, 1997, unless earlier terminated as hereinafter set forth.
     4.   Compensation.
          (a) In full consideration for the Consultant's Work hereunder, the Company shall pay him at the rate of $250,000 per annum, payable monthly on the first day of each calendar month in arrears. If this Agreement shall terminate because of the death or disability of the Consultant, the Company shall continue to make such payments to the Consultant, or if he should die, to his wife, Mrs. Sandra Berger (or if she should predecease him, to his estate), for the remainder of the term of this Agreement.
          (b) During the term of this Agreement and thereafter, the Consultant and his wife, Mrs. Sandra Berger, shall be entitled to participate in the health plan maintained by the Company for its employees, as it may from time to time be in effect, or a comparable plan or arrangement provided by the Company to the extent health coverage for the Consultant and Mrs. Sandra Berger is not provided by Medicare or another government program. Any premiums for such plan or arrangement shall be paid by the Company. During the term of this Agreement, the Consultant shall be entitled to other benefits only to the extent the Company's Board of Directors or the Compensation Committee of such Board of Directors shall separately authorize such benefits (except that the Consultant shall still be entitled to any compensation or benefits due to an outside director of the Company for so long as he shall serve in such capacity).
          (c) The Company shall reimburse the Consultant for all expenses reasonably incurred by him in the course of his consulting hereunder and in accordance with the policies of the Company from time to time in effect.
          (d) During the term of this Agreement, the Company shall make available to the Consultant for use in connection with his work hereunder one late model automobile comparable to the last automobile provided to him by the Company while he was an officer of the Company and shall reimburse the Consultant for reasonable gasoline, repair and other expenses of operation of such automobile. Promptly after December 20, 1997, the Company shall transfer title to such automobile to the Consultant.
     5. Non-Competition and Protection of Proprietary Information. In recognition of the fact that as a senior consultant of the Company, the Consultant will possess confidential information concerning the Company, its subsidiaries and joint ventures and the Company's suppliers and will possess trade secrets and other proprietary information which are vital to the competitive position and success of the Company, the Consultant agrees that:
          (a) During the term of the Consultant's consulting hereunder and for a period of two (2) years thereafter, the Consultant shall not, directly or indirectly, participate as stockholder, partner, principal, owner, manager, consultant, director, officer, agent, representative or employee in any business, firm, corporation or other entity which directly or indirectly competes in the retail apparel business with the Company or any subsidiary or joint venture of the Company in the eastern United States. In the event that this provision is determined by a court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too large a geographic area or over too broad a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area and range of activities as to which it may be enforceable. Notwithstanding the foregoing, the Consultant may own an equity interest in any corporation so long as such corporation's securities are traded on a registered securities exchange or in the "over-the-counter" market and such equity interest therein does not exceed 5% of the total equity of such corporation.
          (b) The Consultant shall hold confidential all of the trade secrets and other proprietary information of the Company, or any of its subsidiaries or joint ventures or the Company's suppliers, and shall not, during or after the termination of his employment hereunder, use any of such trade secrets and other proprietary information or any part thereof, for any purpose other than those of the Company, its subsidiaries or joint ventures or disclose any such trade secret or proprietary information to any person, firm, corporation or other entity, whether or not in competition with the Company or any subsidiary or joint venture of the Company, for any reason or purpose whatsoever. The foregoing restrictions shall not apply to any information which the Consultant is required to disclose by law or by order of court or which the Consultant can demonstrate (a) is or becomes generally available to or otherwise enters the public domain other than by breach by the Consultant of his agreements herein or by action of a member of his family or (b) is received by the Consultant from any person or entity other than a member of his family, which person or entity has no obligation to maintain such information in confidence.
     6.   Termination.
          (a) This Agreement shall terminate automatically at any time during its term upon the death of the Consultant. In addition, this Agreement may be terminated by the Company upon written notice to the Consultant on account of disability of the Consultant, or for cause, each as defined below.
               (i) For purposes of this Section 6(a), "disability" shall mean the inability of the Consultant to perform his duties hereunder for a period of six (6) consecutive months due to the incapacity, by reason of health or otherwise, of the Consultant.
               (ii) For purposes of this Section 6(a), "cause" shall mean any conduct by the Consultant which involves (A) any dishonesty, moral turpitude, embezzlement, fraud or criminal misconduct, it being expressly agreed and understood that no conviction of the Consultant for such conduct shall be required for such conduct to constitute "cause" hereunder; (B) any material violation of the written policies of the Company; (C) any material non-performance of duties; (D) any breach of any term or condition of this Agreement; or (E) any action which is purposely disloyal and detrimental to the Company.
          (b)  This Agreement may be terminated by the Consultant upon fourteen
(14) days prior written notice to the Company if the Company shall fail without appropriate justification hereunder to make two consecutive payments required under Section 4 hereof or commits any other material breach of this Agreement unless the Company cures such nonpayment or breach within ten (10) days of receipt of written notice thereof from the Consultant. Upon any such termination for nonpayment or breach by the Company, as the Consultant's sole remedy, all remaining amounts otherwise payable under Section 4(a) hereof (whether or not otherwise due and payable at the time of such termination) shall immediately be due and payable, and the Consultant shall be entitled to interest thereon at the rate of eight (8%) per annum until such amount shall be paid to him.
          (c)  This Agreement may be terminated by the Consultant upon sixty
(60) days' prior written notice to the Company if the Consultant determines that, due to personal circumstances, he is unwilling or unable to continue to perform his obligations hereunder. In such event, Sections 1, 2 and 4 hereof shall cease to be of any force or effect, but the remainder of this Agreement shall survive such termination.
          (d) In the event of a breach of this Agreement, the non-breaching party shall be paid by the breaching party its or his reasonable attorneys' fees incurred in enforcement of the Agreement.
     7.   Miscellaneous Provisions.
          (a) Nothing in this Agreement shall require the Company to remain in the apparel retail business for any period of time, or, except as specifically provided in this Agreement, restrict the Company in any way in the management of its business or any part thereof.
          (b) The Consultant acknowledges that money damages alone will not adequately compensate the Company for breach of any of his obligations under
Section 5 hereof and, therefore, agrees that in the event of the breach or a threatened breach of any such obligation, in addition to all other remedies available to the Company, at law, in equity or otherwise, the Company shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms of such Section.
          (c) The covenants and agreements of the Consultant in Section 5 hereof shall survive the expiration or earlier termination of this Agreement.
          (d) In furnishing services pursuant to this Agreement, the Consultant shall at all times act as an independent contractor. This Agreement shall not constitute the Consultant an agent or legal representative of the Company for any purpose whatsoever and creates no relationship of employment, principal and agent, partnership or joint venturers. The Consultant shall have no authority to bind the Company or to create any express or implied obligation for the Company, and shall not hold himself out as having such authority. The Consultant shall have full responsibility for payment of, and shall pay, all compensation, social security, unemployment, withholding and other taxes and charges for himself as and when the same become due and payable, and the Company shall have no obligation to pay or make available any employee benefit to the Consultant other than the health benefits described in Section 4(b) of this Agreement and the provision of an automobile described in Section 4(d) of this Agreement and other than any compensation or benefits that may be due to him as an outside director.
          (e) This Agreement and the rights and obligations of the Consultant hereunder are personal and shall not be assigned by him without the prior written consent of the Company, which consent may be withheld for any reason.
          (f) This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.
          (g) No waiver of any provision of this Agreement or consent to any departure from the terms hereof shall be effective unless the same shall be in writing and signed by the party waiving or consenting thereto. No failure on the part of any party to exercise, or delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach. All rights and remedies hereunder are cumulative and are in addition to and not exclusive of any other rights and remedies provided by law.
          (h) All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or sent by registered
or certified mail, return receipt requested, postage prepaid               (i)
     if to the Consultant, to

                    Stanley I. Berger
                    100 Essex Road
                    Chestnut Hill, Massachusetts 02167

     (ii) if to the Company, to

                    Designs, Inc.
                    1244 Boylston Street
                    Chestnut Hill, Massachusetts 02167
                    Attention:  Chief Executive Officer

or to such other address as the Consultant or the Company shall have specified by such notice in writing to the other.
          (i) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between the parties concerning such subject matter.
          (j) This Agreement shall inure to the benefit of, and be binding upon, the Consultant and his heirs, legal representatives, successors and permitted assigns and the Company and its successors and permitted assigns, including, without limitation, any corporation with which the Company may merge or consolidate pursuant to a transaction in which the Company is not the surviving corporation.
          (k) This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.
     IN WITNESS WHEREOF, the Company and the Consultant have executed this Consulting Agreement as of the date first above written.


ATTEST:                            DESIGNS, INC.



/s/ Scott N. Semel                 By: /s/ Joel H. Reichman
                                      Its President

WITNESS:


/s/ Scott N. Semel                 /s/ Stanley I. Berger